Exhibit 99.2

FERRELLGAS CLOSES ACQUISITION OF SABLE ENVIRONMENTAL AND SALE OF COMMON UNITS

OVERLAND PARK, KAN., May 1, 2014/GlobeNewswire / — Ferrellgas Partners, L.P. (NYSE:FGP), one of the nation’s largest distributors of propane, today announced it has closed on its acquisition of Sable Environmental, LLC and a related entity (“Sable”) for $124.7 million. Sable is a privately held, fast-growing fluid logistics provider in the Eagle Ford Shale region of south Texas. Subsequent to the acquisition of Sable, Sable’s ownership group purchased $50 million of the partnership’s common units in a registered offering.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership Ferrellgas L.P. and subsidiaries, serves propane customers in all 50 states, the District of Columbia and Puerto Rico and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own more than 21 million common units of the partnership through an employee stock ownership plan. More information about the partnership can be found online at www.ferrellgas.com.

Forward-Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2013, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contact:
Alan Heitmann, Investor Relations, (816) 792-6879
Scott Brockelmeyer, Media Relations, (913) 661-1830

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